As filed with the Securities and Exchange Commission on November 16, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Standard Diversified Inc.
(Exact name of registrant as specified in its charter)

Delaware		56-1581761
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
155 Mineola Boulevard Mineola, NY 11501 (516) 248-1100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ian Estus
President and Chief Executive Officer
Standard Diversified Inc.
155 Mineola Boulevard
Mineola, NY 11501
(516) 248-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Justin W. Chairman, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to the General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A Common Stock, par value $0.01 per share Warrants Rights Units
Total	$25,000,000	100%	$25,000,000	$3,030
(1)	Includes shares of Class A common stock and rights issuable upon exercise of the warrants and rights registered hereby.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion. Dated November 16, 2018.

PROSPECTUS

$25,000,000
Common Stock
Warrants
Rights
Units

From time to time, we may offer and sell, in one or more series:

•	shares of Class A common stock;
•	warrants to purchase Class A common stock;
•	rights to purchase Class A common stock; and
•	units consisting of two or more of this class of securities.

The securities:

•	will have a maximum aggregate offering price of $25,000,000;
•	will be offered at prices and on terms to be set forth in an accompanying prospectus supplement;
•	may be offered separately or together, or in separate series;
•	may be convertible into or exchangeable for other securities; and
•	may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.

We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If we use underwriters, dealers or agents to sell these securities, we will name them and describe their compensation arrangements in the prospectus supplement relating to such offering.  We will provide the specific terms of the securities in supplements to this prospectus.  This prospectus may be used to offer and sell securities only if it is accompanied by a prospectus supplement.

Our Class A common stock is traded on the NYSE American Exchange under the symbol “SDI”.  On November 15, 2018, the last reported sale price of our Class A common stock on the NYSE American Exchange was $14.71 per share.

This prospectus is subject to the offering limits in General Instruction I.B.6 of Form S-3. The aggregate market value of our Class A and Class B common stock held by non-affiliates calculated pursuant to General Instruction I.B.6 of Form S-3 is $33,235,844, which was calculated based on 1,900,277 shares of our Class A and Class B common stock outstanding held by non-affiliates and at a price of $17.49 per share, the closing price of our Class A common stock on September 17, 2018. During the last twelve months, we have offered for sale $6,650,000 of our common stock pursuant to General Instruction I.B.6 of Form S-3.

YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST, INCLUDING THE RISK FACTORS WHICH BEGIN ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November ___, 2018

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may offer and sell, from time to time in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer and the general manner in which these securities may be offered. Each time we sell securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may also supplement, update or amend information contained in or incorporated by reference into this prospectus.  Under this shelf process, we may sell different types of the securities described in this prospectus in one or more offerings up to a total offering amount of $25,000,000.

The registration statement of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.  We have not authorized anyone to provide you with different information.  You should assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

FORWARD-LOOKING INFORMATION

This prospectus contains certain forward-looking statements reflecting the current expectations of Standard Diversified Inc. and its subsidiaries (the “Company” or “SDI”). In addition, when used in this prospectus, the words “anticipate,” “enable,” “estimate,” “intend,” “expect,” “believe,” “potential,” “may,” “will,” “should,” “project” and similar expressions as they relate to the Company are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated at this time.  Examples of these forward-looking statements include, but are not limited to:

•	declining sales of tobacco products, and expected continuing decline of sales, in the tobacco industry overall;

•	our dependence on a small number of third-party suppliers and producers;

•	the possibility that we will be unable to identify or contract with new suppliers or producers in the event of a supply or product disruption;

•	the possibility that our licenses to use certain brands or trademarks will be terminated, challenged or restricted;

•	failure to maintain consumer brand recognition and loyalty of our customers;

•	substantial and increasing U.S. regulation;

•	regulation of our products by FDA, which has broad regulatory powers;

•	uncertainty related to the regulation and taxation of our NewGen products;

•	possible significant increases in federal, state and local municipal tobacco-related taxes;

•	possible increasing international control and regulation;

•	our reliance on relationships with several large retailers and national chains for distribution of our products;

•	intense competition and our ability to compete effectively;

•	uncertainty and continued evolution of markets containing our NewGen products;

•	significant product liability litigation;

•	the scientific community’s lack of information regarding the long-term health effects of electronic cigarette, vaporizer and e-liquid use;

•	requirement to maintain compliance with Master Settlement Agreement escrow account requirements;

•	our amount of indebtedness;

•	the terms of our credit facilities, which may restrict our current and future operations;

•	competition from illicit sources;

•	our reliance on information technology;

•	security and privacy breaches;

•	contamination of our tobacco supply or products;

•	infringement on our intellectual property;

•	third-party claims that we infringe on their intellectual property;

•	failure to manage our growth;

•	failure to successfully integrate our acquisitions or otherwise being unable to benefit from pursuing acquisitions;

•	fluctuations in our results;

•	exchange rate fluctuations;

•	adverse U.S. and global economic conditions;

•	sensitivity of end-customers to increased sales taxes and economic conditions;

•	failure to comply with certain regulations;

•	departure of key management personnel or our inability to attract and retain talent;

•	imposition of significant tariffs on imports into the U.S.;

•	reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, potentially decreasing our stock price;

•	failure to maintain our status as an emerging growth company before the five-year maximum time period a company may retain such status;

•	our principal stockholders will be able to exert significant influence over matters submitted to our stockholders and may take certain actions to prevent takeovers;

•
our certificate of incorporation and bylaws, as well as Delaware law and certain regulations, could discourage or prohibit acquisition bids or merger proposals, which may adversely affect the market price of our common stock;

•
our certificate of incorporation limits the ownership of our common stock by individuals and entities that are Restricted Investors. These restrictions may affect the liquidity of our common stock and may result in Restricted Investors being required to sell or redeem their shares at a loss or relinquish their voting, dividend and distribution rights;

•
future sales of our common stock in the public market could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us;

•	we may issue preferred stock whose terms could adversely affect the voting power or value of our common stock;

•	failure to estimate adequate loss reserves and trends in loss and loss adjustment expense;

•	our inability to obtain regulatory approval of, or to implement, premium rate increases; and

•
adverse changes in applicable laws, regulations or rules governing insurance companies, and tax or accounting matters including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements, and changes that affect the cost of, or demand for our products.

SUMMARY

This is only a summary and does not contain all of the information that you should consider before investing in our common stock.  You should read the entire prospectus carefully, including the “Risk Factors” section and the information incorporated by reference from our other filings with the SEC.

General

 SDI, a holding company until June 1, 2017, was incorporated in the State of Delaware in 1990, and, until 2013, engaged in bio-services and industrial bio-detection (collectively, the “Life Sciences Business”). On July 12, 2013, SDI sold substantially all of its rights, title and interest in substantially all of its non-cash assets related to the Life Sciences Business and became a “shell company,” as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On June 1, 2017, SDI consummated a Contribution and Exchange Transaction (“Contribution and Exchange”) to acquire a 52.1% controlling interest in Turning Point Brands, Inc. (“Turning Point”). The transaction was accounted for as a recapitalization or reverse acquisition. Turning Point was the accounting acquirer for financial reporting purposes. Accordingly, the historical financial statements of Turning Point through May 31, 2017 became our historical financial statements, including the comparative prior periods. These consolidated financial statements include the results of SDI from June 1, 2017, the date the reverse acquisition was consummated. As of September 30, 2018, SDI had a 50.4% ownership interest in Turning Point.

Prior to the consummation of the Contribution and Exchange, SDI amended and restated its certificate of incorporation to provide for, among other things, (i) the reclassification of every 25 shares of its common stock, par value $0.01 per share, into one share of a new class of common stock, par value $0.01 per share, designated as Class A Common Stock (the “Class A Common Stock”) and (ii) the authorization for issuance of an additional class of common stock, par value $0.01 per share, of SDI designated as Class B Common Stock (the “Class B Common Stock”). In connection with the closing of the Contribution and Exchange, SDI declared a dividend of one share of Class B Common Stock for each outstanding share of Class A Common Stock, payable to holders of record of Class A Common Stock on June 2, 2017. As a result of the consummation of the Contribution and Exchange, SDI is no longer a shell company.

Our subsidiaries are engaged in the following lines of business:

•	Other tobacco products (Turning Point Brands, Inc. (“Turning Point”), a 50.4% owned subsidiary);
•	Outdoor advertising (Standard Outdoor LLC (“Standard Outdoor”), a wholly owned subsidiary), beginning in July 2017; and
•	Insurance (Pillar General Inc. (“Pillar General”), a wholly owned subsidiary), beginning in January 2018.

We expect to become a diversified holding company with interests in a variety of industries and market sectors. We will rely upon our existing cash balances and potential distributions from our subsidiaries to generate the funds necessary to meet our operating obligations and for future acquisitions. In addition, we may be required to raise additional capital through equity and/or debt financings in order to fund our future operations and/or acquisitions.

Turning Point

Turning Point is a leading independent provider of Other Tobacco Products (“OTP”) in the U.S. Turning Point sells a wide range of products across the OTP spectrum, including moist snuff tobacco (“MST”), loose leaf chewing tobacco, premium cigarette papers, make-your-own (“MYO”) cigar wraps, cigars, liquid vapor products and tobacco vaporizer products. Turning Point does not sell cigarettes. Turning Point estimates that the OTP industry generated approximately $11.0 billion in manufacturer revenue in 2017. In contrast to manufactured cigarettes, which have been experiencing declining sales for decades based on data published by the Alcohol and Tobacco Tax and Trade Bureau (“TTB”), the OTP industry is demonstrating increased consumer appeal with low to mid-single digit consumer unit growth as reported by Management Science Associates, Inc. (“MSAi”), a third-party analytics and informatics company.

Turning Point’s portfolio of brands includes some of the most widely recognized names in the OTP industry, such as Zig-Zag ®, Beech-Nut ®, Stoker’s ®, Trophy ®, and VaporBeast ™. Turning Point has an experienced management team that possesses long-standing industry relationships and a deep understanding of the OTP industry. Turning Point has identified additional opportunities to grow sales, including the launch of new products and expanding its distribution and sales force. Turning Point also believes there are meaningful opportunities to grow through acquisitions and joint ventures across all product categories. As of September 30, 2018, Turning Point products are available in over 175,000 U.S. retail locations which, with the addition of retail stores in Canada, brings Turning Point’s total North American retail presence to an estimated 200,000 points of distribution. Turning Point’s sales team targets widespread distribution to all traditional retail channels, including convenience stores, where over 60% of all OTP volume is currently sold according to MSAi.

Turning Point’s reportable segments are (1) smokeless products, which include chewing tobacco and MST, (2) smoking products, which principally include cigarette papers and MYO cigar wraps, and (3) NewGen products, which include liquid vapor products, tobacco vaporizer products and non-nicotine/non-tobacco products.

Smokeless Segment

Turning Point’s Smokeless segment includes both loose leaf chewing tobacco and moist snuff tobacco (“MST”). Turning Point’s Smokeless focus brand is Stoker’s in both chewing tobacco and MST. Stoker’s® chewing tobacco has grown considerably over the last several years and is presently the #1 discount brand and the second largest brand in the industry, with approximately 18% market share. Turning Point’s status in the chew market is further strengthened by Beech-Nut®, the #3 premium brand, as well as Trophy®, Durango®, and the five Wind River Brands Turning Point acquired in November 2016. Collectively, Turning Point is the #2 marketer of chewing tobacco with approximately 28% market share. Turning Point’s chewing tobacco operations are facilitated through its long-standing relationship with Swedish Match, the manufacturer of its loose leaf chewing tobaccos.

In MST, Stoker’s remains among the fastest growing brands and holds an approximate 7.0% share in the stores with distribution and a 3.3% share of the total U.S. MST market. Stoker’s pioneered the large 12 oz. tub packaging format and is manufactured using a proprietary process that Turning Point thinks results in a superior product. In late 2015, Turning Point extended the Stoker’s® MST franchise to include traditional 1.2 oz. cans to broaden retail availability. Turning Point’s proprietary manufacturing process is conducted at its Dresden, Tennessee, plant and packaged in both its Dresden, Tennessee, and Louisville, Kentucky facilities.

Smoking Segment

Turning Point’s Smoking segment principally includes cigarette papers and Make-Your-Own (“MYO”) cigar wraps. The iconic strength of the Zig-Zag® brand drives its leadership position in both the cigarette papers and MYO cigar wrap markets. In cigarette papers, Zig-Zag® is the #1 premium cigarette paper in the U.S. with approximately 30% market share.  Management estimates also indicate that Zig-Zag® is the #1 brand in the promising Canadian market.  Cigarette paper operations are aided by Turning Point’s sourcing relationships with Bolloré.

In MYO cigar wraps, the Zig-Zag® brand commands about three-quarters of the market and continues to innovate in novel ways, including Turning Point’s recent introduction of Zig-Zag® ‘Rillo sized wraps which are similar in size to cigarillos, the most popular and fastest growing type of machine-made cigars.  MYO cigar wraps operations are facilitated by Turning Point’s long-standing commercial relationship with the patent holder, Durfort.

NewGen Segment

Turning Point’s NewGen segment includes its recent acquisitions of Smoke Free Technologies, d/b/a VaporBeast (“VaporBeast”), The Hand Media and its subsidiaries, d/b/a Vapor Shark (collectively, “Vapor Shark”), Vapor Supply (“Vapor Supply”) and International Vapor Group, LLC (“IVG”), which have solidified Turning Point’s status as a major player within the segment. VaporBeast is a leading distributor of liquid vapor products servicing the non-traditional retail channel. Vapor Shark is a leading distributor and manufacturer of proprietary vaping e-liquids with nationwide distribution through non-traditional retail as well as Vapor Shark branded retail locations. Vapor Supply is a leading B2B e-commerce marketing and distribution platform servicing vapor stores. IVG markets and sells a broad array of proprietary and third-party vapor products direct to adult consumers via a best-in-class online platform under brand names such as VaporFi, South Beach Smoke, and DirectVapor. Turning Point’s acquisition of VaporBeast, and subsequent acquisitions of Vapor Shark, Vapor Supply and IVG, accelerated its entry into the non-traditional retail outlets for vaporizers, e-liquids, and accessories, in which Turning Point estimates greater than 50% of all liquid vapor volume is sold. Turning Point believes its NewGen business will expand further as consumers continue to move from combustible cigarettes to vaping. Turning Point believes it is well-positioned to act as a consolidator in the NewGen space in anticipation of increased regulation and will continue to explore potential acquisitions.

Pillar General

On January 2, 2018, Pillar General acquired all of the outstanding capital stock of Interboro Holdings, Inc. ("Interboro") for a cash purchase price of $2.5 million. Under the name Maidstone Insurance Company (“Maidstone”), Maidstone offers personal automobile insurance and homeowner’s insurance, primarily in the state of New York.

Standard Outdoor

Standard Outdoor is an out-of-home advertising business. As of December 31, 2017, and for the period from July 3, 2017 through December 31, 2017, the business consisted of 5 billboard structures located in several counties near Austin, Texas. Revenues include outdoor advertising revenues, while operating expenses primarily include compensation costs, depreciation and rent expense. In January 2018 and February 2018, we also acquired a total of 169 additional billboard structures.

Our offices are located at 155 Mineola Boulevard, Mineola, NY 11501. Our phone number is (516) 248-1100 and our website is located at www.standarddiversified.com.  Information contained on our website is not part of this prospectus.

RISK FACTORS

An investment in the securities offered by this prospectus involves a high degree of risk.  Before deciding to invest, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, which are incorporated by reference in this prospectus, together with the other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering.  If any of these risks actually occurs, our business, the financial condition, results of operations or cash flow could be harmed.  This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.  The risks described below and in the documents referenced above are not the only ones we face.  Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

Risks Related to our Common Stock

We may issue additional common shares or preferred shares to complete our business combinations or as consideration of an acquisition of an operating business or other acquisition or under an employee incentive plan after consummation of a business combination or acquisition, which would dilute the interests of our stockholders and could present other risks.

The Sixth Amended and Restated Certificate of Incorporation of SDI authorizes the issuance of up to 330,000,000 shares of common stock, 300,000,000 of which are designated as Class A common stock and 30,000,000 of which are designated as Class B common stock, and 50,000,000 shares of blank check preferred stock. We currently have more than 310,000,000 authorized but unissued shares of our common stock available for issuance. We may issue a substantial number of additional shares of common or preferred stock to complete a business combination or acquisition or under an employee incentive plan after consummation of a business combination or acquisition. The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interest of our stockholders;

•	may subordinate the rights of holders of our Class A common stock if preferred stock is issued with rights senior to those afforded our Class A common stock;

•
could cause a change in control of SDI if a substantial number of shares of our Class A common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any; and

•	may adversely affect prevailing market prices for our Class A common stock.

Standard General L.P. and its affiliates hold a majority of our outstanding Class A common stock and Class B common stock and have interests which may conflict with interests of our other stockholders.

Standard General L.P. and its affiliates, or the SG Parties, hold a significant majority of our total voting power. Therefore, the SG Parties have a controlling influence over our business and affairs and have the power to determine all matters submitted to a vote of our stockholders, including the election of directors, the removal of directors, and approval of significant corporate transactions such as amendments to our amended and restated certificate of incorporation, mergers and the sale of all or substantially all of our assets. The SG Parties could cause corporate actions to be taken even if the interests of these actions conflict with or are not aligned with the interests of our other stockholders. Section 122(17) of the DGCL provides that a corporation may renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are being presented to the corporation or one or more of its officers, directors, or stockholders. In accordance with and to the fullest extent permitted by Section 122(17) of the DGCL, the Company has (i) renounced any interest or expectancy in, or in being offered the opportunity to participate in, any potential transaction or matter which may be a corporate opportunity, including any right, interest, or expectancy regarding any such particular investments or activities which may be a corporate opportunity undertaken by the SG Parties, as the controlling stockholders of the Company, each of their affiliates and each of the respective officers, directors, agents, members, partners and employees of the foregoing; any person or entity (other than the Company and any person or entity that is controlled by the Company) for which any of the foregoing serves as a director, officer, partner, member, manager, representative, agent, adviser, fiduciary or employee and members of the board of directors of the Company who are designated by or affiliated with any of the foregoing (each of the foregoing an Identified Person), (ii) determined that no Identified Person shall be obligated to communicate, offer, or present any potential transaction, matter, or opportunity to the Company even if such potential transaction, matter, or opportunity is of a character that, if presented to the Company, could be taken by the Company and (iii) waived any claim that an Identified Person is liable to the Company or its stockholders for any breach of fiduciary duty by solely by reason of the fact that such Identified Person pursues or acquires any such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

Our stock has generally had a low trading volume and price fluctuations in our Class A common stock could result from general market and economic conditions and a variety of other factors, including factors that affect the volatility of the Class A common stock of any of our publicly held subsidiaries.

During the period from June 1, 2017 through October 31, 2018, the closing price of our Class A common stock fluctuated between $9.50 and $18.53 per share, with an average daily trading volume for the period of approximately 6,301 shares. The trading price of our Class A common stock may be highly volatile and could be subject to fluctuations in response to a number of factors beyond our control, including:

•	actual or anticipated fluctuations in our results of operations and, after we complete acquisitions or investments, the performance of our subsidiaries and their competitors;

•	reaction of the market to our announcement of any future acquisitions or investments;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in general economic conditions; and

•	actions of our historical equity investors, including sales of Class A common stock by our principal stockholders, our directors and our executive officers.

In addition, the trading price of our Class A common stock could be subject to fluctuations in response to a number of factors that affect the volatility of the Class A common stock of any of our subsidiaries, such as Turning Point, that are publicly traded.

Future sales of substantial amounts of our Class A common stock may adversely affect our market price.

Shares of our Class A common stock held by the SG Parties are “restricted securities” under the Securities Act, as that term is defined in the Securities Act. Restricted securities may not be sold in the public market unless the sale is registered under the Securities Act or an exemption from registration is available. However, the SG Parties have registration rights under a registration rights agreement to facilitate the resale of their shares of our Class A common stock. Under this registration rights agreement, the SG Parties will have the right, subject to certain conditions, to require us to register the sale of these shares under the federal securities laws. By exercising their registration rights, and selling all or a large number of their shares, the SG Parties could cause the prevailing market price of our Class A common stock to decline. In addition, the shares of our Class A common stock owned by the SG Parties, may in the future be saleable in the public market under Rule 144 of the Securities Act after the applicable holding period and manner and volume of sales requirements have been met, subject to the restrictions and limitations of that Rule.

Future sales of substantial amounts of our Class A common stock into the public market, or perceptions in the market that such sales could occur, may adversely affect the prevailing market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities.

Because we do not intend to pay any cash dividends on our Class A common stock in the near term, capital appreciation, if any, of our Class A common stock will be your sole source of potential gain for the foreseeable future. We currently intend to retain all available funds and any future earnings for use as consideration for an acquisition of an operating business or other acquisition or in the operation and expansion of our future businesses. In addition, the terms of any future financing agreements may preclude us from paying any dividends. As a result, capital appreciation, if any, of our Class A common stock will be your sole source of potential gain for the foreseeable future.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our Class A common stock, the market price of our Class A common stock could decline.

The trading market for our Class A common stock likely will be influenced by the research and reports that equity and debt research analysts publish about the industry, us and our business. The market price of our Class A common stock could decline if one or more securities analysts downgrade our shares or if those analysts issue a sell recommendation or other unfavorable commentary or cease publishing reports about us or our business. If one or more of the analysts who elect to cover us downgrade our shares, the market price of our Class A common stock would likely decline.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds we receive from the sale of the securities offered by us under this prospectus will be used for general working capital.

Until we use the net proceeds from the sale of the securities offered by us under this prospectus, we intend to invest the funds in short-term, investment grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

DILUTION

We will set forth in a prospectus supplement, when applicable, the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 300,000,000 shares of Class A common stock, par value $0.01 per share, 30,000,000 shares of Class B common stock, par value $0.01 per share, and 50,000,000 shares of blank check preferred stock, par value $0.01 per share.

As of September 30, 2018, we had 9,031,641 outstanding shares of Class A common stock, 7,818,645 outstanding shares of Class B common stock and no outstanding shares of preferred stock.

Common Stock

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each share of common stock has one vote on all matters voted on by our stockholders, including the election of our directors. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock.

No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock will be entitled to dividends in the amounts and at the times declared by our board of directors in its discretion out of funds legally available for the payment of dividends.

Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All outstanding shares of common stock are fully paid and non-assessable.

Our board of directors may authorize the issuance of preferred stock with voting, conversion, dividend, liquidation and other rights that may adversely affect the rights of the holder of our common stock.

Warrants

We may issue warrants to purchase shares of common stock. Warrants may be issued independently or together with any shares of common stock and may be attached to or separate from such shares of common stock. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

▪	the title of the warrants;

▪	the price or prices at which the warrants will be issued;

▪	the periods during which the warrants are exercisable;

▪	the number of shares of common stock for which each warrant is exercisable;

▪	the exercise price for the warrants, including any changes to or adjustments in the exercise price;

▪	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

▪	any listing of the warrants on a securities exchange or automated quotation system;

▪	if applicable, a discussion of material United States federal income tax consequences and other special considerations with respect to any warrants; and

▪	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

General

Our certificate of incorporation and bylaws contain provisions that are designed in part to make it more difficult and time-consuming for a person to obtain control of our company. The provisions of our certificate of incorporation and bylaws reduce the vulnerability of our company to an unsolicited takeover proposal. These provisions may also have an adverse effect on the ability of stockholders to influence the governance of our company and may result in entrenchment of management. This may adversely affect the liquidity and price of our common stock in certain situations. We have summarized the material terms of our certificate of incorporation and bylaws below.  You may read our certificate of incorporation and bylaws in their entirety for the full terms of the rights of holders of our common stock.

Delaware Business Combination Statute

Section 203 of the Delaware General Corporation Law provides that, subject to specified exceptions, an “interested stockholder” of a Delaware corporation may not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	before such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•
on or after such time, the business combination is approved by the board of directors of the corporation and authorized not by written consent, but at an annual or special meeting of stockholders, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of a transaction specified in Section 203 and involving the corporation and a person who:

•	had not been an interested stockholder during the previous three years; or

•	became an interested stockholder with the approval of a majority of the corporation’s directors;

•
if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•
any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately before the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period.

Advance Notice Requirements for Director Nominations and Other Stockholder Proposals

In order to nominate a director at an annual meeting, our bylaws require that a stockholder follow certain procedures. In order to recommend a nominee for director, a stockholder must be a stockholder of record at the time the stockholder gives notice of its recommendation and the stockholder must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered to our principal executive offices (a) no less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (the “Anniversary Date”) or (b) in the event that the annual meeting of stockholders is called for a date more than seven days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day for the Company, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Company, on the next succeeding business day) following the first date of public disclosure of the date of such meeting or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day).

The stockholder notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director:

1.	The name, age, business address and residence address of such person;

2.	The principal occupation or employment of such person during the past five years;

3.	The class and number of shares of the Company’s capital stock which are beneficially owned by such person on the date of such stockholder notice;

4.	A description of any of the following events that has occurred within the last five years and that is material to the evaluation of the ability or integrity of such proposed nominee:

(i)	a petition under Federal bankruptcy laws or any state insolvency laws was filed by or against such person;

(ii)	such person was convicted in a criminal proceeding or was a named subject of a criminal proceeding (excluding traffic violations and other minor offenses);

(iii)
such person was found by any court of competent jurisdiction to have violated any Federal or state securities law or Federal commodities law, which judgment or finding has not been subsequently reversed, suspended or vacated; or

(iv)
such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or of any Federal or state governmental or quasi- governmental agency, authority or commission enjoining him or otherwise limiting him from engaging in any type of business practice or in any activity in connection with the purchase or sale of any security or commodity; and

5.	The consent of each nominee to serve as a Director if so elected.

and (b) as to the stockholder giving the notice:

1.
The name and address, as they appear on the Company’s stock transfer books, of such stockholder and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominees;

2.
The class and number of shares of the Company’s capital stock which are beneficially owned by such stockholder and such beneficial owners (if any) on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice;

3.	A representation that the stockholder or his representative intends to appear in person at the meeting to nominate the person or persons specified in the notice; and

4.
A description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholders.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of common stock that are being registered hereunder. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the Securities and Exchange Commission, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of common stock or other securities upon the exercise of the rights;

•	the number and terms of the shares of common stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the Securities and Exchange Commission.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, rights or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•
the terms of the units and of the common stock, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

PLAN OF DISTRIBUTION

We are registering securities which may be sold from time to time after the date of this prospectus.  We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  One or more prospectus supplements will describe the terms of the offering of the securities, including:

▪	the name or names of any agents or underwriters;

▪	the purchase price of the securities and the proceeds we will receive from the sale;

▪	any over-allotment options under which underwriters may purchase additional securities from us;

▪	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

▪	any discounts or concessions allowed or reallowed or paid to dealers; and

▪	any securities exchange or market on which the common stock or other securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement if they are to purchase any of such offered shares. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter, the nature of any such relationship.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve exercise by underwriters of an over-allotment option or purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Our common stock is quoted on the NYSE American Exchange. One or more underwriters may make a market in our common stock or other securities, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock or other securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

 The consolidated financial statements of Standard Diversified Inc. as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017 and the related Schedule I incorporated in this Prospectus by reference from the Standard Diversified Inc. Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, and other information with the SEC.  You may read and copy any document which we have filed at the SEC’s public reference room at:

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference room.  Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

Documents filed by us pursuant to the Exchange Act may be reviewed and/or obtained through the SEC’s Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the SEC’s web site (www.sec.gov).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement of which this prospectus is a part but not delivered with this prospectus.  We will provide those reports and documents upon written or oral request and at no cost to the requester.  Requests for reports or documents should be submitted to the company at the following address or telephone number:

Standard Diversified Inc.
155 Mineola Boulevard
Mineola, NY 11501
(516) 248-1100

Each of the reports and documents may also be accessed through our website which is located at www.standarddiversified.com.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities offered hereby.  As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement, exhibits and schedules for more information about us and such securities.  The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet website.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Prospectus, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC.  The information incorporated by reference is deemed to be a part of this prospectus, except to the extent any information is superseded by this prospectus.  The following documents which have been filed by us with the SEC and contain important information about us are incorporated into this prospectus:

▪	SDI’s Annual Report on Form 10-K for the year ended December 31, 2017;

▪	SDI’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;

▪
SDI’s Current Reports on Form 8-K filed with the SEC on January 4, 2018, January 18, 2018, February 5, 2018 (report including Items 1.01, 2.03 and 9.01 only), February 21, 2018, March 12, 2018, March 28, 2018, April 20, 2018, June 7, 2018, August 10, 2018, September 7, 2018 and November 6, 2018;

▪
the description of the Class A Common Stock of SDI contained in a registration statement filed on Form 8-A under the Exchange Act on April 20, 2018, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into the registration statement or this prospectus and does not constitute a part hereof.

All documents filed by SDI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to the SEC) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this Prospectus and to be a part hereof from the date of the filing of such document.  Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than discounts, commissions and concessions payable to broker-dealers and agents, in connection with the offering and distribution of the securities being offered hereunder.  All amounts other than the filing fee for the registration statement are estimates.  All of these fees and expenses will be borne by the Registrant.

Securities and Exchange Commission registration fee	$3,030
Accounting fees and expenses	$(1)
Legal fees and expenses	$(1)
Transfer agent fees	$(1)
Printing and engraving expenses	$(1)
Miscellaneous expenses	$(1)
Total:	$(1)

(1) These fees are dependent on the type and number of securities offered and cannot be determined at this time.  Additional information regarding estimated fees and expenses will be provided at the time such information is required to be included in a prospectus supplement in accordance with Rule 430B.

Item 15.	Indemnification of Officers and Directors

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s Sixth Amended and Restated Certificate of Incorporation provides that the directors of the Company shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the Registrant, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violating of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.  The Registrant’s Sixth Amended and Restated Certificate of Incorporation further provides that if the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s Third Amended and Restated Bylaws provide that, except with respect to a matter as to which an officer or director shall have been adjudicated in any action, suit or proceeding, civil or criminal, administrative or investigative, brought or threatened in or before any court, tribunal, administrative or legislative body or agency (a “Proceeding”), or any claim which could have been the subject of a Proceeding, not to have acted in good faith in the reasonable belief that the action of such person was in, or not opposed to, the best interests of the Registrant, the Registrant will to the maximum extent authorized under the General Corporation Law of the State of Delaware, indemnify and hold harmless any officer or director who against any and all liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees or other disbursements reasonably incurred in a Proceeding or in settlement of a Proceeding, including fines, ERISA excise taxes or penalties (“Expenses”) incurred by such officer or director in connection with any Proceeding in which such officer or director is involved as a result of serving or having served (a) as an officer or director or employee of the Registrant, (b) as a director, officer or employee of any wholly-owned subsidiary of the Registrant, or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Registrant, including service with respect to employee or other benefit plans, and shall continue as to an officer or director who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Registrant shall indemnify any such officer or director seeking indemnification in connection with a Proceeding initiated by such officer or director only if such Proceeding was authorized by the Board of Directors of the Registrant.

The Registrant’s Third Amended and Restated Bylaws permit, but do not require, the Registrant to pay Expenses incurred in defending a Proceeding in advance of the final disposition of such Proceeding, upon receipt of an undertaking by the officer or director seeking indemnification to repay such payment if such officer or director shall be adjudicated or determined not to be entitled to indemnification under the Third Amended and Restated Bylaws.

The Registrant has purchased certain liability insurance for its officers and directors.

The underwriting agreement that the Registrant might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of the Registrant, its directors, its officers who sign the registration statement and its controlling persons for some liabilities, including liabilities arising under the Securities Act of 1933.

Item 16.	EXHIBITS

Exhibit Number	Identification Of Exhibit
1.1**	Form of Underwriting Agreement. (1)

4.1**	Form of warrant with respect to each warrant issued hereunder

5.1*	Opinion of Morgan, Lewis & Bockius LLP

23.1*	Consent of RSM US LLP

23.2*	Consent of Morgan, Lewis & Bockius (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages)

*  Filed herewith.

**To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by us;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about us or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by us to the purchaser.

(6)          That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)         We undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 and Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mineola, State of New York, on November 16, 2018.

STANDARD DIVERSIFIED INC.

By:	/s/ Ian Estus
Ian Estus
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory H.W. Baxter and Ian Estus, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ian Estus	President, Chief Executive Officer and Director (principal executive officer)	November 16, 2018
Ian Estus

/s/ Edward J. Sweeney	Interim Chief Financial Officer (principal financial and accounting officer)	November 16, 2018
Edward J. Sweeney

/s/ Gregory H.A. Baxter	Executive Chairman of the Board	November 16, 2018
Gregory H.A. Baxter

/s/ David Glazek	Director	November 16, 2018
David Glazek

/s/ Thomas F. Helms, Jr.	Director	November 16, 2018
Thomas F. Helms, Jr.

Signature	Title	Date

/s/ David M. Wurzer	Director	November 16, 2018
David M. Wurzer

/s/ Arnold Zimmerman	Director	November 16, 2018
Arnold Zimmerman